Exhibit 10.5

EXECUTION COPY

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of this 14th day of September, 2009, by and between GRC (TX) LIMITED PARTNERSHIP a Delaware limited partnership, as landlord (“Landlord”), and GRANDE COMMUNICATIONS NETWORKS, LLC, a Delaware limited liability company (successor-by-conversion to Grande Communications Networks, Inc.), as tenant (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated August 7, 2003 (the “Lease”), with respect to certain premises located in Corpus Cristi, Texas, Odessa, Texas, San Marcos, Texas and Waco, Texas;

WHEREAS, Tenant has requested Landlord modify certain provisions of Exhibit “G” to the Lease (Financial Covenants) in order to permit a change of control of the Tenant Group and certain other related transactions;

WHEREAS, Landlord is willing to made such modifications provided that GRANDE INVESTMENT L.P., a Delaware limited partnership (“Grande LP”), and GRANDE PARENT LLC, a Delaware limited liability company, execute and deliver to Landlord a Guaranty and Suretyship Agreement (the “New Guaranty”), Rio GP, LLC is added as a new additional guarantor under the existing Guaranty and Suretyship Agreement given by Grande Communications Holdings, Inc., and the Lease is amended to provide that New Guaranty is cross-defaulted with the Lease;

WHEREAS, Tenant and Landlord desire to amend the Lease under the terms, covenants and conditions more particularly set forth herein.

NOW, THEREFORE, in consideration of the terms, covenants and conditions set forth herein, it is hereby agreed:

1.             Definitions.

A.	The definitions of “Guarantor”, “Guaranty”, “Parent” and “Tenant Group” set forth in Paragraph 2 of the Lease are hereby deleted in their entirety and the following shall be inserted in lieu thereof:

B.	“Guarantors” shall mean Rio, Rio GP, Grande Investment L.P. and Grande Parent LLC.

C.
“Guaranty” shall mean (i) the Guaranty and Suretyship Agreement of even date herewith from Rio, Rio GP, Grande Communications ClearSource, Inc. (now merged into Tenant) and Grande Communications, Inc. (now merged into Tenant) to Landlord and (ii) the Guaranty and Suretyship Agreement dated as of September 14, 2009 from Grande Investment L.P. and Grande Parent LLC to Landlord.”

D.
“Rio” shall mean Grande Communications Holdings, Inc. including Rio Holdings, Inc. following Grande Communication, Inc.’s contemplated reincorporation in Nevada and contemplated name change to Rio Holdings, Inc.

E.	“Rio GP” shall mean Rio GP, LLC, a Nevada limited liability company

F.	“Tenant Group” shall mean Tenant, each Guarantor and their respective Subsidiaries, but excluding Rio and Rio GP.

2.             Financial Statements.  Paragraph 28(b) of the Lease is hereby amended by deleting in the first and second lines the text “If at any time the financial statements of Tenant shall not be consolidated with the financial statements of Parent,” and deleting in the fourth and fifth lines the text “If at any time the financial statements of Tenant shall not be consolidated with the financial statements of Parent,”.

3.             Financial Covenants.  Exhibit “G” to the Lease is hereby deleted and the Exhibit “G” attached hereto is hereby inserted in lieu thereof.

4.             Exhibit Referenced in Financial Covenants.  Exhibit “I” attached hereto is hereby added to the Lease as Exhibit “I”.

5.             Modification.  Except as expressly set forth herein, nothing herein is intended to or shall be deemed to modify or amend any of the other terms or provisions of the Lease.

6.             Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties thereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all counterparts shall constitute but one and the same instrument.

7.             Entire Agreement.  This Amendment and the Lease together contain the entire understanding between the parties hereto and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof.  Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, and executed by the party or parties making such representations, warranties or guarantees.  Neither this Amendment nor the Lease nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

8.             Binding Agreement.  This Amendment shall not be binding upon Landlord and Tenant unless and until Lender has provided its written consent to this Amendment.

9.             Enforceability.  If any provision of this Amendment or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Amendment, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

10.           Costs and Expenses.  Tenant shall pay all of Landlord’s costs and expenses, including but not limited to, reasonable attorney’s fees incurred in drafting Landlord’s consent to the Change of Control, preparing, reviewing and negotiating this Amendment and the New Guaranty and costs and expenses of Lender in reviewing this Amendment.

11.           Definitions.  All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Lease.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above set forth.

LANDLORD:

GRC (TX) LIMITED PARTNERSHIP, a Delaware corporation

By: GRC (TX) QRS 15-47, INC., a
Delaware corporation, its general partner

By:	/s/ Brooks G. Gordon
Name:	Brooks G. Gordon
Title:	Vice President

TENANT:

GRANDE COMMUNICATIONS NETWORKS, LLC, a Delaware limited liability company

By:	/s/ Patrick Bratton
Name:	Patrick Bratton
Title:	Chief Financial Officer